UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017 (November 20, 2017)

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2017, Puma Biotechnology, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Specialised Therapeutics Asia Pte Ltd. (“STA”).

Pursuant to the Agreement, the Company granted to STA, under certain of the Company’s intellectual property rights relating to neratinib, an exclusive (including with respect to the Company and its affiliates), sublicensable license to commercialize any pharmaceutical product containing neratinib in finished form (the “Licensed Product”) for the extended adjuvant treatment of adult patients with early stage HER2-positive breast cancer and HER2-positive metastatic breast cancer in Australia, Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, New Zealand, Papua New Guinea, Philippines, Singapore, Thailand, Timor-Leste and Vietnam (the “Territory”).

The Agreement sets forth the parties’ respective obligations with respect to the development, commercialization and supply of the Licensed Product. Within the Territory, STA will be generally responsible for regulatory and commercialization activities, and the Company will be solely responsible for the manufacturing and supply of the Licensed Product under a supply agreement that will be entered into between the parties.

Pursuant to the Agreement, the Company is entitled to upfront and other milestone payments of up to $4.5 million, payable upon achievement of the milestone events specified in the Agreement. Furthermore, the Company is entitled to receive significant double digit royalties calculated as a percentage of net sales of Licensed Products in the Territory.

The term of the Agreement continues, on a country-by-country basis, until the later of (i) the expiration or abandonment of the last patent covering the Licensed Product or (ii) the earlier of (a) the date upon which sales of generic versions of Licensed Product reach a specified level in such country, or (b) the tenth anniversary of the first commercial sale of the Licensed Product in such country. The Agreement may be terminated by either party if the other party commits a material breach, subject to a customary cure period, or if the other party is insolvent. The Agreement will also terminate upon the termination of the supply agreement for Licensed Products between the parties.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: November 22, 2017	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President